News Release

Tutor Perini Reports First Quarter 2018 Results

•	New awards of $2.2 billion, the largest volume of quarterly new awards in more than six years
•	Backlog of $8.5 billion, a record high, with 53% of backlog comprised of higher-margin Civil projects

LOS ANGELES – (BUSINESS WIRE) – May 9, 2018 – Tutor Perini Corporation (NYSE: TPC), a leading civil, building and specialty construction company, today reported results for the three months ended March 31, 2018. Revenue for the first quarter of 2018 was $1,028.2 million compared to $1,117.4 million for the first quarter of last year. The revenue decrease was primarily attributable to various electrical projects in New York that are completed or nearing completion, as well as reduced project execution activity on a large tunnel project on the West Coast that is also nearing completion. Net loss attributable to the Company for the first quarter of 2018 was $12.1 million, or $0.24 per diluted share, compared to net income attributable to the Company for the first quarter of 2017 of $13.8 million, or $0.27 per diluted share. The results for the first quarter of 2018 were negatively impacted by an unfavorable pre-tax charge of $17.8 million (an after-tax impact of $12.7 million, or $0.25 per diluted share), which was due to the unexpected outcome of an arbitration decision related to a subcontractor dispute on a Civil segment project in New York that was completed in 2013. The volume reduction mentioned above also contributed to the lower net income for the first quarter of 2018.

Backlog as of March 31, 2018 was $8.5 billion, a record high, and up 18% compared to $7.2 billion as of March 31, 2017. New awards and adjustments to contracts in process totaled $2.2 billion in the first quarter of 2018. Significant new awards included the previously announced $1.4 billion Newark Liberty International Airport Terminal One Design-Build project, a government office building project in California valued at $215 million, and various electrical projects in New York and in the western and southern United States collectively valued at $147 million.

Demand for Tutor Perini’s construction services remains strong, especially in the civil and specialty end markets. Subsequent to the first quarter, the Company was identified as the low bidder on several new civil projects, including the $800 million Southwest Light Rail Transit (METRO Green Line Extension) project in Minneapolis, a $109 million tunneling project in Los Angeles and a $93 million bridge project in New York City. The Company anticipates booking the contract awards for these projects as soon as the second quarter of 2018.

“Our earnings for the first quarter of 2018 were below expectations, largely because of the unexpected arbitration decision. However, we anticipate that stronger performance later this year should offset the weakness experienced this quarter,” remarked Ronald Tutor, Chairman and Chief Executive Officer. “Our record backlog and $1 billion of pending civil awards reflect our continued success in capturing significant project opportunities. We believe that we are well positioned to win even more, sizable civil awards as long-term funding is released, which should result in continued backlog growth.”

Outlook and Guidance

Based on the current backlog and market outlook, the Company is affirming its guidance for 2018, with diluted earnings per share (EPS) expected in the range of $1.90 to $2.30. As previously noted in our earnings release for the fourth quarter and full year 2017, earnings in 2018 are anticipated to be weighted towards the second half of the year, consistent with the cyclicality of the Company’s business.

First Quarter Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Wednesday, May 9, 2017, to discuss the first quarter 2018 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. To listen to the webcast, please visit the Company's website at least 15 minutes prior to the start of the call to register and to download and install any necessary software. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, inaccurate estimates of contract risks, revenue or costs, the timing of new awards or the pace of project execution; the requirement to perform extra, or change order, work resulting in disputes or claims, which may adversely affect our working capital, profits and cash flows; unfavorable outcomes of existing or future litigation or dispute resolution proceedings against project owners, subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; a significant slowdown or decline in economic conditions; increased competition and failure to secure new contracts; client cancellations of, or reductions in scope under, contracts reported in our backlog; actual results could differ from the assumptions and estimates used to prepare financial statements; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses; decreases in the level of government spending for infrastructure and other public projects; inability to retain key members of our management, to hire and retain personnel required to complete projects or implement succession plans for key officers; failure to meet our obligations under our debt agreements; possible systems and information technology interruptions; failure to comply with laws and regulations related to government contracts; inclement weather; conversion of our outstanding Convertible Notes that could dilute ownership interests of existing stockholders and could adversely affect the market price of our common stock; the potential dilutive impact of our Convertible Notes in our diluted earnings per share calculation; economic, political and other risks, including civil unrest, security issues, labor conditions, corruption and other unforeseeable events in countries where we do business, resulting in unanticipated losses; impairment of our goodwill or other indefinite-lived intangible assets; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on February 27, 2018. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications

www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended March 31,
(in thousands, except per common share amounts)	2018	2017
REVENUE	$1,028,156	$1,117,361
COST OF OPERATIONS	(961,088)	(1,014,641)
GROSS PROFIT	67,068	102,720
General and administrative expenses	(67,993)	(65,703)
INCOME (LOSS) FROM CONSTRUCTION OPERATIONS	(925)	37,017
Other income, net	780	417
Interest expense	(15,065)	(15,564)
INCOME (LOSS) BEFORE INCOME TAXES	(15,210)	21,870
Income tax benefit (provision)	4,268	(8,106)
NET INCOME (LOSS)	(10,942)	13,764
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,182	—
NET INCOME (LOSS) ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$(12,124)	$13,764
BASIC EARNINGS (LOSS) PER COMMON SHARE	$(0.24)	$0.28
DILUTED EARNINGS (LOSS) PER COMMON SHARE	$(0.24)	$0.27
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	49,814	49,282
DILUTED	49,814	50,948

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
			Specialty				Consolidated
(in thousands)	Civil	Building	Contractors	Total	Corporate		Total
Three Months Ended March 31, 2018
Total revenue	$325,400	$490,617	$274,801	$1,090,818	$—		$1,090,818
Elimination of intersegment revenue	(62,286)	(376)	—	(62,662)	—		(62,662)
Revenue from external customers	$263,114	$490,241	$274,801	$1,028,156	$—		$1,028,156
Income (loss) from construction operations	$2,839	$6,425	$7,235	$16,499	$(17,424)	(a)	$(925)
Capital expenditures	$19,196	$278	$419	$19,893	$77		$19,970
Depreciation and amortization(b)	$5,756	$481	$1,112	$7,349	$2,838		$10,187

Three Months Ended March 31, 2017
Total revenue	$338,108	$515,251	$315,696	$1,169,055	$—		$1,169,055
Elimination of intersegment revenue	(33,533)	(18,161)	—	(51,694)	—		(51,694)
Revenue from external customers	$304,575	$497,090	$315,696	$1,117,361	$—		$1,117,361
Income from construction operations	$31,888	$5,242	$14,762	$51,892	$(14,875)	(a)	$37,017
Capital expenditures	$5,567	$45	$6	$5,618	$54		$5,672
Depreciation and amortization(b)	$16,318	$518	$1,192	$18,028	$2,968		$20,996

(a) Consists primarily of corporate general and administrative expenses.
(b) Depreciation and amortization is included in income from construction operations.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited

	As of March, 31	As of December 31,
(in thousands, except share and per share amounts)	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($52,871 and $53,067 related to variable interest entities (VIEs))	$174,340	$192,868
Restricted cash	4,090	4,780
Restricted investments	53,161	53,014
Accounts receivable ($28,076 and $30,003 related to VIEs)	1,236,818	1,265,717
Retainage receivable ($18,627 and $12,410 related to VIEs)	530,897	535,939
Costs and estimated earnings in excess of billings	980,896	932,758
Other current assets ($30,093 and $0 related to VIEs)	132,298	89,316
Total current assets	3,112,500	3,074,392
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $328,443 and $359,188 ($25,072 and $11,641 related to VIEs)	473,178	467,499
GOODWILL	585,006	585,006
INTANGIBLE ASSETS, NET	88,568	89,454
OTHER ASSETS	48,877	47,772
TOTAL ASSETS	$4,308,129	$4,264,123

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$27,165	$30,748
Accounts payable ($9,183 and $19,243 related to VIEs)	659,290	699,971
Retainage payable	246,033	261,820
Billings in excess of cost and estimated earnings ($199,618 and $120,952 related to VIEs)	508,616	456,869
Accrued expenses and other current liabilities	118,334	132,438
Total current liabilities	1,559,438	1,581,846
LONG-TERM DEBT, less current maturities, net of unamortized discounts and debt issuance costs totaling $43,064 and $45,631	790,119	705,528
DEFERRED INCOME TAXES	106,763	108,504
OTHER LONG-TERM LIABILITIES	166,205	163,465
TOTAL LIABILITIES	2,622,525	2,559,343

COMMITMENTS AND CONTINGENCIES

EQUITY
Stockholders' Equity:
Preferred stock - authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 75,000,000 shares ($1 par value), issued and outstanding 49,913,003 and 49,781,010 shares	49,913	49,781
Additional paid-in capital	1,087,164	1,084,205
Retained earnings	606,199	622,007
Accumulated other comprehensive loss	(43,596)	(42,718)
Total stockholders' equity	1,699,680	1,713,275
Noncontrolling interests	(14,076)	(8,495)
TOTAL EQUITY	1,685,604	1,704,780

TOTAL LIABILITIES AND EQUITY	$4,308,129	$4,264,123

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited

	Three Months Ended March 31,
(in thousands)	2018	2017
Cash Flows from Operating Activities:
Net income (loss)	$(10,942)	$13,764
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	9,301	20,110
Amortization of intangible assets	886	886
Share-based compensation expense	6,081	4,306
Change in debt discounts and deferred debt issuance costs	2,927	3,836
Deferred income taxes	186	(526)
Loss (gain) on sale of property and equipment	1,471	(131)
Other long-term liabilities	1,139	(1,824)
Other	(180)	267
Changes in other components of working capital	(84,272)	(73,533)
NET CASH USED IN OPERATING ACTIVITIES	(73,403)	(32,845)

Cash Flows from Investing Activities:
Acquisition of property and equipment excluding financed purchases	(19,970)	(5,672)
Proceeds from sale of property and equipment	3,303	259
Investment in securities, restricted	(3,288)	—
Proceeds from maturities and sales of investments in securities	3,007	—
NET CASH USED IN INVESTING ACTIVITIES	(16,948)	(5,413)

Cash Flows from Financing Activities:
Proceeds from debt	665,000	313,977
Repayment of debt	(586,559)	(296,485)
Issuance of common stock and effect of cashless exercise	(2,308)	(10,809)
Distributions paid to noncontrolling interests	(5,000)	—
Debt issuance and extinguishment costs	—	(57)
NET CASH PROVIDED BY FINANCING ACTIVITIES	71,133	6,626

Net decrease in cash, cash equivalents and restricted cash	(19,218)	(31,632)
Cash, cash equivalents and restricted cash at beginning of period	197,648	196,607
Cash, cash equivalents and restricted cash at end of period	$178,430	$164,975

Tutor Perini Corporation
Backlog Information
Unaudited

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Three Months Ended	Three Months Ended	Backlog at
(in millions)	December 31, 2017	March 31, 2018(a)	March 31, 2018	March 31, 2018
Civil	$4,118.2	$620.3	$(263.1)	$4,475.4
Building	1,701.4	1,025.9	(490.3)	2,237.0
Specialty Contractors	1,463.8	576.0	(274.8)	1,765.0
Total	$7,283.4	$2,222.2	$(1,028.2)	$8,477.4

(a) New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.